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                                                                     EXHIBIT 21
                                                                     ----------

                              List of Subsidiaries
                              --------------------

                   Name                                     Where Organized
                   ----                                     ---------------

           First United Security Bank                           Alabama

           Acceptance Loan Company, Inc.                        Alabama

           First Security Courier Corporation                   Alabama

           FUSB Reinsurance, Inc.                               Arizona